Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of CKX Lands, Inc., a Louisiana corporation (the “Company”), on Form 10-QSB for the quarter ended September 30, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Arthur Hollins, III, Chief Executive Officer of the Company, and Michael P. Terranova, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:

November 9, 2006

/s/ Arthur Hollins, III
Arthur Hollins, III
Chief Executive Officer

/s/ Michael P. Terranova
Michael P. Terranova
Chief Financial Officer